UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2024

EASTERN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 High Street
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 897-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated September 19, 2023 (the “Merger Agreement”), by and among Eastern Bankshares, Inc. (the “Company”), Cambridge Bancorp (“Cambridge”), Citadel MS 2023, Inc. (“Merger Sub”), Cambridge Trust Company (“Cambridge Trust”) and Eastern Bank (“Eastern Bank”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub merged with and into Cambridge, with Cambridge continuing as the surviving entity (the “Merger” and the effective time of the Merger of 11:57 p.m. (Eastern Daylight Time) on July 12, 2024, the “Effective Time”), (ii) immediately after the Merger, Cambridge merged with and into the Company, with the Company continuing as the surviving entity (the “Holdco Merger”) and (iii) immediately following the Holdco Merger, Cambridge Trust merged with and into Eastern Bank, with Eastern Bank continuing as the surviving entity (the “Bank Merger,” the Merger, and the Holdco Merger are collectively referred to as the “Transactions”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 12, 2024, shortly before midnight, the Company and Eastern Bank completed the Transactions. Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $1.00 per share, of Cambridge (“Cambridge Common Stock”) outstanding immediately prior to the Effective Time was converted into the right to receive 4.956 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). Cash will be paid in lieu of fractional shares of Company Common Stock. (The Exchange Ratio and any cash in lieu of fractional shares is collectively referred to as the “Merger Consideration.”)

As of the Effective Time, each restricted stock unit with respect to Cambridge Common Stock (“Cambridge RSU”) that was then-outstanding was assumed and converted into a restricted stock unit with respect to Company Common Stock (“Company RSU”), with the number of shares of Company Common Stock subject to such Company RSU equal to the product (rounded up to the nearest whole number) of (i) the number of shares of Cambridge Common Stock subject to such Cambridge RSU as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio.

As of the Effective Time, each award of restricted shares of Cambridge Common Stock (“Cambridge RSA”) that was then-outstanding was assumed and converted into an award of restricted shares of Company Common Stock with time-based vesting (“Company RSA”), with the number of restricted shares of Company Common Stock subject to such Company RSA equal to the product (rounded up to the nearest whole number) of (i) the number of shares of Cambridge Common Stock subject to such Cambridge RSA as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio.

As of the Effective Time, each performance stock unit with respect to Cambridge Common Stock (“Cambridge PRSU”) that was then-outstanding was assumed and converted into a restricted stock unit with respect to Company Common Stock with time-based vesting (“Company RSU”), with the number of shares of Company Common Stock subject to such Company RSU equal to the product (rounded up to the nearest whole number) of (i) the target number of shares of Cambridge Common Stock subject to such Cambridge PRSU as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio.

As a result of the Merger, Cambridge shareholders will receive an aggregate of approximately 39.2 million shares of Company Common Stock.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on September 19, 2023, the terms of which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Updates and Equity Award Conversions for Denis K. Sheahan

On September 19, 2023, the Company filed a Current Report on Form 8-K (the “Original 8-K”) reporting the appointment of Denis K. Sheahan, the then Chairman, President, and Chief Executive Officer of Cambridge as Chief Executive Officer of the Company, effective upon and subject to the completion of the Transactions. On July 1, 2024, the Company amended the Original 8-K pursuant to that certain Current Report on Form 8-K/A (the “Amended 8-K”) to summarize Mr. Sheahan’s compensation arrangements with Eastern Bank that commenced as of the Effective Time.

The following table sets forth the number of shares of Company Common Stock subject to Mr. Sheahan’s equity awards that the Company assumed in connection with the Transactions (collectively, the “Assumed Equity Awards”):

Type of Assumed Equity Award	Number of Shares of Company Common Stock Subject to Assumed Equity Award
Company RSU	45,783
Company RSA	0
Company RSU (former Cambridge PRSU)	75,940

The description of Mr. Sheahan’s Assumed Equity Awards in this Current Report on Form 8-K is qualified in its entirety by reference to the summary of Mr. Sheahan’s Assumed Equity Awards that will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and is incorporated herein by reference.

Appointment of New Chief Financial Officer

As previously announced, James B. Fitzgerald, the principal financial officer of the Company, notified the Company’s Chief Executive Officer and the Audit Committee of its Board of Directors on April 24, 2024, that he planned to transition from his roles as Chief Financial Officer, Chief Administrative Officer and Treasurer of the Company effective upon the appointment and commencement of employment of his successor.

On July 15, 2024, the Company announced the appointment of R. David Rosato as its Chief Financial Officer. Mr. Rosato is expected to commence his role with the Company effective August 1, 2024. Mr. Fitzgerald will continue serving the Company in an advisory capacity for an interim period to assist with the transition.

Mr. Rosato brings to the Company over three decades of experience in the financial services industry. He most recently served as Senior Executive Vice President and Chief Financial Officer of Berkshire Hills Bancorp, Inc. and Berkshire Bank (collectively, “Berkshire’) from February 2023 to June 2024. Prior to Berkshire, he worked at People’s United Financial, Inc. for 15 years, where he served as its Chief Financial Officer until its acquisition by M&T Bank Corporation in 2022. Mr. Rosato also previously worked at Webster Financial Corporation, where he served as its Treasurer. He currently serves on the board of Returned.com, which provides consumers AI-powered commerce solutions, and the NASDAQ Exchange Boards. He also previously served on the board of the Federal Home Loan Bank of Boston, where he chaired its Finance Committee. He received a bachelor’s degree in business and economics and an MBA from the University of Maryland and is a Chartered Financial Analyst (CFA).

Mr. Rosato’s Compensation Arrangements

In connection with his employment, Mr. Rosato will be paid an annual base salary of $550,000. He will also be eligible to receive a short-term cash incentive award through the Company’s Management Incentive Plan at a target level of 65% of his eligible annual base salary, based on performance. In addition, he will be eligible to receive a long-term equity incentive award through participation in the Eastern Bankshares, Inc. 2021 Equity Incentive Plan at a target level of 100% of his annual base salary. The Company anticipates that 60% of the long-term equity incentive grant will be comprised of performance share units, calculated at the end of a three-year vesting period, and the other 40% will be time-based restricted stock units that will vest annually in three equal tranches, subject to continued employment. He will also be eligible for an auto allowance of $8,400 annually.

Following his commencement of service, Mr. Rosato will also receive a one-time award of restricted stock in the amount of $350,000, which is expected to be awarded in the third quarter of 2024 and to vest annually in three equal tranches, subject to continued employment. This award will be subject to accelerated vesting if the Company terminates Mr. Rosato’s employment, other than for cause, in the first two years of his employment. He will also receive a cash award of $200,000, payable approximately 90 days following his date of hire. Mr. Rosato will be entitled to participate in the Company’s employment benefits and retirement plans. As further summarized below, Mr. Rosato has also entered a change in control agreement.

Mr. Rosato’s Change in Control Agreement

Mr. Rosato’s change in control agreement provides that if, during a potential change in control period or within 18 months after the consummation of a change in control, Mr. Rosato’s employment is involuntarily terminated for reasons other than for cause, disability or death (as such terms are defined in Mr. Rosato’s change in control agreement), or Mr. Rosato voluntarily resigns for good reason, Mr. Rosato would be entitled to a lump sum severance payment in an amount equal to two times (a) his base salary in effect immediately before termination (or if greater, immediately before the change in control), plus (b) the greater of Mr. Rosato’s targeted annual bonus for the year in which the termination occurred and the average of Mr. Rosato’s bonuses for the 3 years immediately preceding the year in which the termination occurred. Such payment must be paid within 60 days following his date of termination. Additionally, if Mr. Rosato participated in the health and dental plans immediately before termination and elected COBRA, Mr. Rosato would be entitled to a monthly cash payment for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, in the amount equal to the employer-monthly contributions that the Company and Eastern Bank would have paid to provide health and dental insurance to Mr. Rosato. In exchange for the lump sum payment and other benefits described above, Mr. Rosato’s change in control agreement provides for certain restrictive covenant obligations, which include a non-solicitation covenant for 24 months following his termination of employment, and Mr. Rosato would be subject to a non-compete for the 12-month period following his termination of employment. Receipt of payments and benefits under the Mr. Rosato’s change in control agreement are contingent upon Mr. Rosato’s timely execution of a release of claims. Mr. Rosato’s change in control agreement contains a best after-tax Internal Revenue Code Section 280G provision, which provides that payment required under his agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code if such reduction would result in a higher after-tax amount to the executive.

The foregoing summary of Mr. Rosato’s offer letter and change in control agreement are not complete and are qualified in their entirety by reference to the full text of the offer letter and agreement, which are attached, respectively, as Exhibit 99.1 and 99.2 to this Form 8-K and are incorporated by reference in their entirety.

There are no arrangements between Mr. Rosato and any other persons pursuant to which he was appointed to serve as the Company’s Chief Financial Officer. There are no family relationships between Mr. Rosato and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 15, 2024, the Company issued a press release announcing that the Company and the Bank had completed the Transactions, effective shortly before midnight (EDT) on July 12, 2024, and announcing the appointment of Mr. Rosato as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.3 to this Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and shall not be subject to the liabilities under that Section and nor be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Historical financial statements of Cambridge Bancorp will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)	Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit	Description

2.1	Agreement and Plan of Merger by and among Eastern Bankshares, Inc., Eastern Bank, Citadel MS 2023, Inc., Cambridge Bancorp and Cambridge Trust Company, dated as of September 19, 2023, incorporated herein by reference to Exhibit 2.2 to Form 8-K filed on September 19, 2023

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Eastern Bankshares, Inc., Eastern Bank, Citadel MS 2023, Inc., Cambridge Bancorp and Cambridge Trust Company, dated as of July 2, 2024

99.1	Offer Letter, dated June 28, 2024, between Eastern Bank and R. David Rosato

99.2	Change in Control Agreement, effective August 1, 2024, among Eastern Bankshares, Inc., Eastern Bank and R. David Rosato

99.3	Press Release dated July 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: July 15, 2024	By:	/s/ James B. Fitzgerald
	Name:	James B. Fitzgerald
	Title:	Chief Financial Officer